Exhibit (p) under Form N-1A
                                            Exhibit (24) under Item 601/Reg. S-K



                                POWER OF ATTORNEY



         Each person whose signature appears below hereby constitutes and appoints any Corporate Counsel of Federated Administrative Services or its affiliates, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for them and their names, place and stead, in any an all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission on behalf of Deutsche Portfolios pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.



SIGNATURES                                           TITLE                                                     DATE



/s/Brian A. Lee                                      President                                     January 25, 1999

Brian A. Lee                                         (Principal Executive Officer)



/s/Joseph Parascondola                               Treasurer

Joseph Parascondola                                  (Principal Financial                          January 27, 1999

                                                      and Accounting Officer)



/s/ Edward C. Schmults                               Trustee                                       January 25, 1999
-------------------------------------------------

Edward C. Schmults



/s/Robert H. Wadsworth                               Trustee                                       January 25, 1999

Robert H. Wadsworth



/s/Werner Walbroel                                   Trustee                                       January 25, 1999

Werner Walbroel



/s/Richard R. Burt                                   Trustee                                       January 25, 1999

Richard R. Burt



/s/Christian Strenger                                Trustee                                       January 25, 1999

Christian Strenger



                                                     Trustee

G. Richard Stamberger



/s/Robert R. Gambee                                  Secretary                                     January 25, 1999

Robert R. Gambee



Sworn to and subscribed before me this 13th day of Oct., 1999



/s/Madaline P. Kelly

Madaline P. Kelly



Notarial Seal

Madaline P. Kelly, Notary Public

Baldwin Boro, Allegheny County

My Commission Expires Feb. 22, 2000

Member, Pennsylvania Association of Notaries